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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 2, 2001 accompanying the financial statements of Separate Account B of The Manufacturers Life Insurance Company of New York in Post-Effective Amendment No. 2 to the Registration Statement No. 333-83023 on Form S-6 and related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York




Philadelphia, Pennsylvania
April 19, 2001